EXHIBIT 23.1
                                  ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of American Medical Alert Corp. ("AMAC") of our report dated March 14, 2002, relating to the consolidated financial statements which appears in AMAC's Annual Report to shareholders on Form 10-KSB for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Margolin, Winer & Evens LLP
MARGOLIN, WINER & EVENS LLP
Garden City, New York
May 9, 2002